EXHIBIT 10.1

ASSIGNMENT AND FIRST AMENDMENT AGREEMENT

ASSIGNMENT AND FIRST AMENDMENT AGREEMENT, dated as of June 21, 2013 (this “Amendment”), among Chrysler Group LLC, a Delaware limited liability company (the “Company”), the financial institutions and other entities party hereto and identified in the Funding Memorandum (referred to below) as Continuing Lenders (the “Continuing Lenders”), and Citibank, N.A., as administrative agent (the “Administrative Agent”) and collateral agent (the “Collateral Agent”), under the Credit Agreement, dated as of May 24, 2011 (the “Credit Agreement”), among the Company, certain subsidiaries of the Company, as borrowing subsidiaries, the financial institutions and other entities party thereto, in their respective capacities as parties to the Credit Agreement (the “Original Lenders”), the Administrative Agent and the Collateral Agent. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

W I T N E S S E T H:

WHEREAS, the Company has requested, and the Continuing Lenders, each Issuing Bank, the Administrative Agent and the Collateral Agent have agreed, upon the terms and subject to the conditions set forth herein, that the Credit Agreement be amended as provided herein effective upon satisfaction of the conditions set forth in Section 11, and to make certain amendments to the Guarantee and Collateral Agreement.

NOW, THEREFORE, in consideration of the promises herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

1. Defined Terms. The following terms shall have the meanings assigned to them below:

(a) “Additional Lenders” shall mean the Continuing Lenders that are not Original Lenders.

(b) “Assigning Lenders” shall mean the Departing Lenders and (a) with respect to the Revolving Lenders, each Continuing Lender whose Revolving Commitment as of the First Amendment Effective Date will be less than the amount of its Revolving Commitment under the Credit Agreement immediately prior to the First Amendment Effective Date as a result of this Amendment and the transactions provided for herein and (b) with respect to the Term Lenders, each Continuing Lender whose Tranche B Term Loan Exposure as of the First Amendment Effective Date will be less than its Tranche B Term Loan Exposure immediately prior to the First Amendment Effective Date as a result of this Amendment and the transactions provided for herein.

(c) “Departing Lenders” shall mean the Original Lenders that are not Continuing Lenders.

(d) “Increasing Lenders” shall mean the Additional Lenders and (a) with respect to the Revolving Lenders, each Continuing Lender whose Revolving Commitment as of the First Amendment Effective Date will be greater than the amount of its Revolving Commitment under the Credit Agreement immediately prior to the First

Amendment Effective Date as a result of this Amendment and the transactions provided for herein and (b) with respect to the Term Lenders, each Continuing Lender whose Tranche B Term Loan Exposure as of the First Amendment Effective Date will be greater than its Tranche B Term Loan Exposure immediately prior to the First Amendment Effective Date as a result of this Amendment and the transactions provided for herein.

2. Amendments to the Credit Agreement. The Credit Agreement is hereby amended, effective as of the First Amendment Effective Date and immediately following the effectiveness of the assignments and prepayments provided for in Section 7 (subject to the satisfaction of the conditions set forth in Section 11 below), as follows:

(a) Amendments to Section 1.1 of the Credit Agreement (Definitions).

(i) The definition of “Adjusted Eurodollar Rate” set forth in Section 1.1 of the Credit Agreement is hereby amended by deleting the number “1.25%” and replacing it with the number “1.00%”.

(ii) The definition of “Applicable Rate” set forth in Section 1.1 of the Credit Agreement is hereby amended by deleting each instance of the number “4.75%” and replacing it with the number “3.25%” and by deleting each instance of the number “3.75%” and replacing it with the number “2.25%”.

(iii) The definition of “Applicable Revolving Commitment Fee Percentage” set forth in Section 1.1 of the Credit Agreement is hereby amended by (i) deleting the table contained therein in its entirety and replacing it with the following table:

Leverage Ratio	Applicable Revolving Commitment Fee Percentage
≥ 2.00:1.00	0.50%
< 2.00:1.00	0.375%

and (ii) adding the following sentence at the end of such defined term:

“Notwithstanding the foregoing, the Applicable Revolving Commitment Fee Percentage shall be 0.50% beginning on the First Amendment Effective Date until the date of delivery of the consolidated financial statements pursuant to Section 5.1(b), and of the related Compliance Certificate pursuant to Section 5.2(a), as of and for the Fiscal Quarter ending June 30, 2013.”

(iv) The definition of “Base Rate” set forth in Section 1.1 of the Credit Agreement is hereby amended by deleting the number “2.25%” and replacing it with the number “2.00%”.

(v) The first sentence of the definition of “Consolidated Interest

Expense” set forth in Section 1.1 of the Credit Agreement is hereby amended by adding the following at the end thereof immediately prior to the period:

“or to any prepayment of the VEBA Notes permitted by this Agreement; provided that, to the extent any Credit Party shall incur any Guarantee Obligations in respect of any Indebtedness of any joint venture (or any holding company thereof) that is not a Subsidiary in reliance on clause (n)(i) of the definition of the term “Permitted Indebtedness”, for so long as such Guarantee Obligations remain outstanding, an amount of the Indebtedness of such joint venture (or holding company thereof) equal to the amount of such Guarantee Obligations shall be deemed to be Indebtedness of such Credit Party for purposes of calculating Consolidated Interest Expense of the Company and the Subsidiaries”.

(vi) The definition of “Net Cash Proceeds” set forth in Section 1.1 of the Credit Agreement is hereby amended by inserting the following immediately after the phrase “Additional Senior Second Lien Notes Document” therein:

“, any Chrysler Canada Notes Document”.

(vii) Clause (f) of the definition of “Permitted Indebtedness” set forth in Section 1.1 of the Credit Agreement is hereby amended by deleting the number “US$90,000,000” and replacing it with the number “US$150,000,000”.

(viii) Clause (n) of the definition of “Permitted Indebtedness” set forth in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“(n) (i) Indebtedness of a Foreign Subsidiary and any unsecured Guarantee Obligations of any Credit Party thereof, and Indebtedness of a JV Subsidiary and any unsecured Guarantee Obligations of any Credit Party of any Indebtedness of a JV Subsidiary or any joint venture (or a holding company parent thereof) an interest in which is owned directly or indirectly by the Company or any Subsidiary of the Company, in an Outstanding Amount not exceeding US$400,000,000 at any one time, provided that there shall be no limit on such unsecured Guarantee Obligations of any Indebtedness of a Foreign Subsidiary, JV Subsidiary or any joint venture (or a holding company parent thereof) if, after giving effect to the incurrence of such Indebtedness, the Interest Coverage Ratio of the Company and its Subsidiaries for the four consecutive Fiscal Quarter periods most recently ended prior to the date of such incurrence for which financial statements have been delivered pursuant to Section 5.1(a) or 5.1(b), determined on a pro forma basis in accordance with Section 1.2(c), is greater than 2.25:1.00 (and on the date of such incurrence, the Company shall deliver a certificate of a Responsible Officer to the Administrative Agent providing reasonably detailed calculations demonstrating compliance with such Interest Coverage

Ratio); and (ii) unsecured Guarantee Obligations of any Excluded Subsidiary in respect of Indebtedness of any other Excluded Subsidiary;”.

(ix) Clause (dd) of the definition of “Permitted Indebtedness” set forth in Section 1.1 of the Credit Agreement is hereby amended by deleting the phrase “or any Additional Senior Second Lien Notes Documents” and replacing it with the phrase “, any Additional Senior Second Lien Notes Documents or any secured Guarantee Obligation of any Credit Party in respect of any Chrysler Canada Notes Documents (with the aggregate Outstanding Amount of all Indebtedness under any Chrysler Canada Notes Documents to the extent guaranteed on a secured basis by any Credit Party being deemed to be Consolidated Secured Debt for purposes of determining compliance with the Secured Leverage Ratio set forth in clause (i) of the proviso to this clause (dd))”.

(x) Clause (ee) of the definition of “Permitted Indebtedness” set forth in Section 1.1 of the Credit Agreement is hereby amended by deleting the phrase “or any Additional Senior Second Lien Notes Documents” and replacing it with the phrase “, any Additional Senior Second Lien Notes Documents or any Chrysler Canada Notes Documents”.

(xi) Clause (ff) of the definition of “Permitted Indebtedness” set forth in Section 1.1 of the Credit Agreement is hereby amended by deleting the number “US$125,000,000” and replacing it with the number “US$175,000,000”.

(xii) Clause (b) of the definition of “Permitted Liens” set forth in Section 1.1 of the Credit Agreement is hereby amended by deleting the phrase “or any Additional Senior Second Lien Notes Documents” and replacing it with the phrase “, any Additional Senior Second Lien Notes Documents or any Chrysler Canada Notes Documents”.

(xiii) Clause (b) of the definition of “Permitted Refinancing” set forth in Section 1.1 of the Credit Agreement is hereby amended by inserting the following immediately after the phrase “Additional Senior Second Lien Notes Documents” therein:

“or the proceeds of Indebtedness of Chrysler Canada incurred under any Chrysler Canada Notes Documents to the extent guaranteed on a secured basis by any Credit Party (with the aggregate Outstanding Amount of all Indebtedness under any Chrysler Canada Notes Documents to the extent guaranteed on a secured basis by any Credit Party being deemed to be Consolidated Secured Debt for purposes of determining compliance with the Secured Leverage Ratio set forth in clause (i) of the proviso to this clause (b))”.

(xiv) Clause (c) of the definition of “Permitted Refinancing” set forth in Section 1.1 of the Credit Agreement is hereby amended by inserting the following immediately after the phrase “Additional Senior Second Lien Notes Documents” therein:

“or the proceeds of Indebtedness of Chrysler Canada incurred under any Chrysler Canada Notes Documents”.

(xv) The definition of “Restricted Cash” set forth in Section 1.1 of the Credit Agreement is hereby amended by inserting the following immediately after the phrase “Additional Senior Second Lien Notes Documents,” therein:

“any Chrysler Canada Notes Documents,”

(xvi) The definition of “Weighted Average Yield” set forth in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

““Weighted Average Yield” means, as of any date of determination with respect to any Indebtedness, the weighted average yield to stated maturity of such Indebtedness as of such date based on the interest rate or rates applicable thereto and giving effect to all upfront or similar fees or original issue discount payable with respect thereto and to any interest rate “floor”. Determinations of the Weighted Average Yield of any Loans or other Indebtedness for purposes of Section 2.12(c) or 2.24 shall be made by the Administrative Agent in a manner determined by it to be consistent with accepted financial practice, and any such determination shall be conclusive.”

(xvii) The following defined terms are hereby added to Section 1.1 of the Credit Agreement in the correct alphabetical order:

““Chrysler Canada Notes” means senior unsecured notes issued by Chrysler Canada pursuant to any Chrysler Canada Notes Indenture and guaranteed on a secured basis by any Credit Party.”

““Chrysler Canada Notes Indenture” means any indenture entered into by and among Chrysler Canada, any Subsidiaries party thereto as guarantors, the trustee named therein and any other Person party thereto, the covenants, events of default, guarantees and other terms of which (other than interest rate, call features and redemption premiums), taken as a whole, are not more restrictive of the Company and its Subsidiaries, in any material respect, than the terms of the Senior Second Lien Notes Indenture.”

““Chrysler Canada Notes Documents” means any Chrysler Canada Notes Indenture and all other instruments, documents and agreements delivered by or on behalf of any Credit Party pursuant to any Chrysler Canada Notes Indenture, including any instruments, documents and agreements delivered in order to grant to, or perfect in favor of, the applicable collateral agent, for the benefit of the holders of the applicable Chrysler Canada Notes, a Lien on any property of such Credit Party as security for the obligations under the applicable Chrysler Canada Notes Indenture; provided that the terms of such instruments, documents and agreements delivered pursuant to any Chrysler Canada Notes Indenture, taken as a whole, shall not be more restrictive of the Company and its Subsidiaries, in any material respect, than the terms of the comparable Senior Second Lien Notes Documents.”

““Consolidated Net Income” means, for any period, the Net Income of the Company and its Subsidiaries (excluding the Net Income of any Subsidiary designated as an “Unrestricted Subsidiary” (or similar term) under the Senior Second Lien Notes Indenture, any Additional Senior Second Lien Notes Indenture or any Permitted Refinancing of the foregoing; provided, however, that Consolidated Net Income shall not exclude such Net Income to the extent of the amount of dividends or distributions or other payments that are actually paid by any “Unrestricted Subsidiary” in Cash or Cash Equivalents (or to the extent converted into Cash or Cash Equivalents) to the Company or a Subsidiary designated as a “Restricted Subsidiary” (or similar term) under the Senior Second Lien Notes Indenture, any Additional Senior Second Lien Notes Indenture or any Permitted Refinancing of the foregoing in respect of such period) calculated on a consolidated basis for such period; provided, however, that, without duplication, (i) any net after-tax effect of extraordinary, non-recurring or unusual gains or losses shall be excluded, (ii) any net after-tax effect of income (loss) from disposed or discontinued operations to the extent included in discontinued operations prior to consummation of the disposition thereof and any net after-tax gains or losses on disposal of disposed, abandoned or discontinued operations shall be excluded and (iii) any net after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business, as determined in good faith by the Company, shall be excluded.”

““First Amendment” means the Assignment and First Amendment Agreement, dated as of June 21, 2013, to this Agreement.”

““First Amendment Effective Date” means the effective date of the First Amendment, which date is June 21, 2013.”

(b) Amendment to Section 2.12(c) of the Credit Agreement (Tranche B Term Loan Call Protection). Section 2.12(c) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“(c) Tranche B Term Loan Call Protection. In the event that all or any portion of the Tranche B Term Borrowings are (i) prepaid with the proceeds of any Indebtedness (including any new or additional Term Loans under this Agreement) that is broadly marketed or syndicated to banks, financial institutions or other investors and has a Weighted Average Yield that is less than the Weighted Average Yield for such Tranche B Term Loans as of the date of such prepayment or (ii) repriced (or effectively refinanced) through any amendment of this Agreement that reduces the Weighted Average Yield of such Tranche B Term Loans below the Weighted Average Yield of such Tranche B Term Loans immediately prior to giving effect to such amendment, any such prepayment, repricing or refinancing that occurs on or prior to the six-month anniversary of the First Amendment Effective Date shall be accompanied by a prepayment fee equal to 1.0% of the aggregate principal amount of such prepayment or the aggregate principal amount subject to such repricing or refinancing.”

(c) Amendment to Section 4.14 of the Credit Agreement (Collateral Documents). Section 4.14(a) of the Credit Agreement is hereby amended by inserting the following immediately after the phrase “Additional Senior Second Lien Notes Documents” therein:

“, any Chrysler Canada Notes Documents”.

(d) Amendment to Section 6.5 of the Credit Agreement (Restricted Payments).

(i) Section 6.5(f) of the Credit Agreement is hereby amended by (A) deleting the following proviso in its entirety:

“, provided that no Restricted Payment shall be permitted pursuant to this clause (f) unless, on a pro forma basis giving effect to such Restricted Payment, the aggregate amount of Balance Sheet Cash, Cash Equivalents and Marketable Securities that would be reflected on a consolidated balance sheet of the Company and its Subsidiaries as of the date of such Restricted Payment in conformity with GAAP exceeds the Threshold Cash Requirement.”

and (B) adding “; and” to the end thereof.

(ii) Section 6.5 of the Credit Agreement is hereby amended by adding the following new clause (g):

“(g) the Company or any Subsidiary may make Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to clause (f) of this Section 6.5 or this clause (g) not to exceed 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) beginning on the first day of the fiscal quarter commencing after December 31, 2011 to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment; provided that at the time such Restricted Payment is made no Default or Event of Default shall have occurred and be continuing or shall occur as a result thereof.”

(e) Amendment to Section 6.7 of the Credit Agreement (Negative Pledge). Section 6.7 of the Credit Agreement is hereby amended by inserting the following immediately after the phrase “Additional Senior Second Lien Notes Documents” therein:

“, any Chrysler Canada Notes Documents”.

(f) Amendment to Section 6.11 of the Credit Agreement (Clauses Restricting Subsidiary Distributions). Clause (b)(ii) of Section 6.11 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“(ii) any restrictions existing under the Senior Second Lien Notes Documents as in effect on the date hereof, any restrictions under any Additional Senior Second Lien Notes Documents that are not more restrictive than those existing under the Senior Second Lien Notes Documents as in effect on the date hereof and any restrictions under any Chrysler Canada Notes Documents that are not more restrictive in any material respect than those existing under the Senior Second Lien Notes Documents as in effect on the date hereof”.

(g) Amendment to Section 6.12 of the Credit Agreement (Amendments to Related Agreements and Specified Documents). Section 6.12 of the Credit Agreement is hereby amended by (a) deleting the phrase “or Additional Senior Second Lien Notes Document” in clause (b) thereof and replacing it with the phrase “, Additional Senior Second Lien Notes Document or Chrysler Canada Notes Document” and (b) inserting the phrase “or Chrysler Canada Notes Document” immediately following the phrase “any Additional Senior Second Lien Notes Document” in clause (ii) thereof.

3. Amendment and Restatement of the Credit Agreement; Limited Effect of Amendments.

(a) The Credit Agreement (including Schedule 4.14(a) and Schedule 4.17) is hereby amended and restated, effective as of the First Amendment Effective Date and immediately following the effectiveness of the assignments and prepayments provided for in Section 7 (subject to the satisfaction of the conditions set forth in Section 11 below), into a credit agreement (including Schedule 4.14(a) and Schedule 4.17) reading in its entirety as set forth in Exhibit A hereto (the “A&R Credit Agreement”), and the Administrative Agent is hereby authorized and directed to enter into such Credit Documents, including the A&R Credit Agreement, and to take such other actions as may be required to give effect to the transactions contemplated hereby, in each case on behalf of the Continuing Lenders. If any provision contained in the A&R Credit Agreement conflicts with any provision of Section 2 of this Amendment, the provision contained in the A&R Credit Agreement shall govern and control. From and after the effectiveness of such amendment and restatement, the term “Credit Agreement”, as used in the Credit Documents, other than the A&R Credit Agreement, shall mean the A&R Credit Agreement.

(b) Except as expressly provided hereby, all of the terms and conditions of the Credit Documents, other than the Credit Agreement, are and shall remain in full force and effect

(including the guarantee, security and indemnity obligations of the Credit Parties under the Credit Documents) and are hereby ratified and affirmed in all respects. The amendments, consents and waivers contained herein shall not be construed as a waiver or amendment of any other provision of such other Credit Documents or for any purpose except as expressly set forth herein or a consent to any further or future action on the part of the Company that would require the waiver or consent of the Continuing Lenders. This Amendment shall constitute a Credit Document for all purposes under the Credit Agreement and the other Credit Documents.

4. Consent to Amendment to Guarantee and Collateral Agreement. The Continuing Lenders hereby consent to the amendments to the Guarantee and Collateral Agreement set forth in Exhibit B attached hereto and hereby direct the Collateral Agent and the Administrative Agent to enter into Amendment No. 2 to the Guarantee and Collateral Agreement set forth in Exhibit B attached hereto.

5. No Interest Due. No interest payment shall be due and payable by the Company on the First Amendment Effective Date, and any interest on any Loan accrued and outstanding as of the First Amendment Effective Date shall be payable in accordance with Section 2.7(d) of the Credit Agreement. Notwithstanding anything to the contrary in the Credit Agreement, each Interest Period in effect with respect to any Eurodollar Rate Loan outstanding immediately prior to the First Amendment Effective Date will continue unaffected on and after the First Amendment Effective Date.

6. Funding Memorandum. On or prior to the First Amendment Effective Date, the Administrative Agent and the Company will prepare and agree upon a funding memorandum (the “Funding Memorandum”) setting forth (i) the respective amounts of the Loans and Commitments under the Credit Agreement that are held on the First Amendment Effective Date by the Continuing Lenders and that will continue to be held by such Continuing Lenders (such Loans and Commitments being called “Retained Loans and Commitments”), (ii) the respective amounts of the Loans and Commitments under the Credit Agreement that will be assigned on the First Amendment Effective Date pursuant to Section 7(a) by the Assigning Lenders (such Loans and Commitments being called the “Assigned Loans and Commitments”), (iii) the respective amounts of the Assigned Loans and Commitments that will be purchased on the First Amendment Effective Date pursuant to Section 7(a) by the Increasing Lenders and (iv) the respective amounts to be paid and received by the parties hereto on the First Amendment Effective Date pursuant to Section 9. The amounts of the Assigned Loans and Commitments under the Credit Agreement that are to be assigned by each Assigning Lender and purchased by each Increasing Lender, as set forth in the Funding Memorandum, will be such that, after giving effect to such assignments and purchases, the Loans and Commitments to be outstanding and established, respectively, under the A&R Credit Agreement will be held by the Continuing Lenders in the respective amounts set forth in the Funding Memorandum.

7. Assignment and Purchase; Additional Loans.

(a) Subject to the conditions set forth in Section 11, effective on the First Amendment Effective Date, (i) each Assigning Lender hereby sells, assigns and transfers to the Increasing Lenders, without recourse, representation or warranty (other than as expressly set forth below in this paragraph), all its Assigned Loans and Commitments of each applicable Class and all its related rights and interests under the Credit Agreement, and (ii) each Increasing Lender hereby purchases, assumes and accepts from the Assigning Lenders the Assigned Loans and Commitments of each applicable Class to be purchased by it and all such related rights and interests. The parties hereto acknowledge that each Increasing Lender is purchasing and assuming its Assigned Loans and Commitments of each applicable Class ratably from each Assigning Lender assigning Loans and Commitments of such Class and that each Assigning Lender is assigning its Assigned Loans and Commitments of each applicable Class ratably to each Increasing Lender purchasing and assuming Loans and Commitments of such Class, as set forth in the Funding Memorandum. Each Assigning Lender represents to each Increasing Lender that it owns the Loans, Commitments and related interests being assigned by it hereunder free and clear of any Liens and that it has the power and all requisite authority to effect the assignments provided for herein. Each Increasing Lender represents and warrants that it is an Eligible Assignee under the Credit Agreement.

(b) Each Additional Lender acknowledges and agrees that upon its execution of this Amendment and the purchase and assumption of its Assigned Loans and Commitments such Additional Lender shall become a “Lender” under, and for all purposes of, the A&R Credit Agreement and the other Credit Documents, and shall be subject to and bound by the terms thereof, and shall perform all of the obligations of and shall have all rights of a “Lender” thereunder.

8. Consents and Releases. The Company hereby consents and agrees to the transactions contemplated by Sections 6 and 7 and hereby releases, effective on the First Amendment Effective Date, the Departing Lenders from all their obligations under the Credit Agreement. The Continuing Lenders and the Company agree that, on the First Amendment Effective Date, the obligations of the Company, the Administrative Agent and the Continuing Lenders shall, except as expressly set forth herein, be limited to those set forth in the A&R Credit Agreement.

9. Payments. (a) Subject to the conditions set forth in Section 11 hereof, on the First Amendment Effective Date:

(i) each Increasing Lender shall pay to the Administrative Agent, in accordance with Section 2.22 of the Credit Agreement, (A) amounts equal to the outstanding principal amounts of the Assigned Loans and Commitments to be purchased by such Increasing Lender, as set forth in the Funding Memorandum and (B) any accrued interest and fees thereon (the obligations of the Increasing Lenders under this clause (i) being several and not joint); and

(ii) the Administrative Agent shall pay to the Assigning Lenders, from the funds received by it pursuant to clause (i) above, the aggregate outstanding principal amounts of the Assigned Loans and Commitments of such Assigning Lenders outstanding on the First Amendment Effective Date and any accrued interest and fees thereon.

(b) The Company agrees to pay to each Departing Lender any breakage costs that may result from an assignment pursuant to Section 7 as provided in Section 2.17(c) of the Credit Agreement.

(c) The parties hereto agree that in the event of a default by any Lender in the payment of amounts due under this Section, the provisions of Section 2.21 of the Credit Agreement will apply mutatis mutandis.

10. No Novation. This Amendment shall not extinguish the Loans outstanding under the Credit Agreement. Nothing herein contained shall be construed as a substitution or novation of the Loans outstanding under the Credit Agreement, which shall remain outstanding as modified hereby.

11. Conditions to Effectiveness. This Amendment shall become effective upon the date (the “First Amendment Effective Date”) on which all of the following conditions have been satisfied or waived:

(a) Amendment. The Administrative Agent shall have received counterparts of this Amendment, executed and delivered by a duly authorized officer of the Company and the Continuing Lenders.

(b) Requisite Lender Consent. The Continuing Lenders shall constitute (i) the Requisite Lenders immediately prior to giving effect to this Amendment, (ii) a Majority in Interest of the Term Lenders immediately prior to giving effect to this Amendment and (iii) a Majority in Interest of the Revolving Lenders immediately prior to giving effect to this Amendment.

(c) Acknowledgment and Consent. The Continuing Lenders shall have received an Acknowledgment and Consent (the “Acknowledgment and Consent”), substantially in the form of Exhibit C hereto, duly executed and delivered by each Subsidiary Guarantor.

(d) Fees and Expenses. (i) The Administrative Agent shall have received from the Company the prepayment fees payable to the Term Lenders under Section 2.12(c) of the Credit Agreement (as in effect immediately prior to giving effect to this Amendment), (ii) the Arrangers shall have received from the Company the amounts as shall have been separately agreed upon in writing in respect of this Amendment and (iii) the Company shall have paid all other fees and amounts due and payable by the Company in connection with this Amendment on or prior to the First Amendment Effective Date, including the reimbursement or payment of all actual costs and reasonable expenses (including the reasonable fees, expenses and charges of Cravath, Swaine & Moore LLP) incurred by the Agents and the Arrangers in connection with this Amendment.

(e) The Administrative Agent and the Arrangers shall have received an officer’s certificate of a Responsible Officer, certifying that (i) the representations and warranties of the Company and each other Credit Party set forth in the Credit Documents are true and correct (A) in the case of the representations and warranties qualified or modified as to materiality in the text thereof, in all respects and (B) otherwise, in all material respects, in each case on and as of the First Amendment Effective Date, except in the case of any such representation and warranty that expressly relates to an earlier date, in which case such representation and warranty is so true and correct on and as of such earlier date, and (ii) as of the First Amendment Effective Date, no Default or Event of Default has occurred and is continuing.

(f) At least three days prior to the First Amendment Effective Date, the Additional Lenders shall have received all documentation and other information that is required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the PATRIOT Act, and that has been requested in writing by the Administrative Agent on behalf of any Additional Lender at least five Business Days prior to the First Amendment Effective Date.

12. Post-Closing Deliverables. Within 90 days after the First Amendment Effective Date (or such later date as shall be reasonably acceptable to the Administrative Agent), the Company shall deliver or cause to be delivered to the Collateral Agent each of the items described on Exhibit D attached hereto (the “Post-Closing Deliverables”). If any Post-Closing Deliverable with respect to the Equity Interests in any Foreign Pledgee is not received and satisfied within such 90-day period, the Borrowing Base will be reduced by the Eligible Value of the Equity Interests in such Foreign Pledgee.

13. Company Representations and Warranties. The Company hereby represents and warrants to each Agent, each Continuing Lender and each Issuing Bank that (a) the Company has the power and authority, and the legal right, to execute, deliver and perform this Amendment; (b) the Company has taken all necessary organizational action to authorize the execution, delivery and performance of this Amendment; (c) this Amendment has been duly executed and delivered on behalf of the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law); (d) the representations and warranties of the Company and each other Credit Party set forth in the Credit Documents are true and correct (i) in the case of the representations and warranties qualified or modified as to materiality in the text thereof, in all respects and (ii) otherwise, in all material respects, in each case on and as of the First Amendment Effective Date, except in the case of any such representation and warranty that expressly relates to an earlier date, in which case such representation and warranty is so true and correct on and as of such earlier date and (e) no Default or Event of Default has occurred and is continuing.

14. Tax Matters. The Company hereby agrees that it will treat this Amendment as a significant modification within the meaning of Treasury Regulation section 1.1001-3. The Company further agrees that it will determine whether or not the Loans are traded on an established market and, if so, the fair market value of the Loans, each within the meaning of Treasury Regulation section 1.1273-2(f). The Company shall make the aforementioned determinations available to the Lenders within 90 days of the effective date of the Amendment in the manner provided for notices in Section 9.1 of the Credit Agreement.

15. Continuing Lenders’ Acknowledgments. Each Continuing Lender, by delivering its signature page to this Amendment, shall be deemed to have acknowledged receipt of, and consented to and approved, each Credit Document (including any amendments thereto) and each other document required to be approved by any Agent, the Requisite Lenders or other requisite Lenders, as applicable, on the First Amendment Effective Date.

16. Arranger Indemnity. The exculpatory, indemnification and other provisions set forth in Section 9.3 of the Credit Agreement shall apply to each of Citigroup Global Markets Inc., Morgan Stanley Senior Funding, Inc., Goldman Sachs Lending Partners LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated (each, an “Arranger” and collectively, the “Arrangers”) and its Related Parties as if such Arranger were named as an “Arranger” in such Section, and shall apply to their respective activities in connection with the arrangement and syndication of this Amendment and the other Credit Documents and transactions contemplated hereby, as well as all other activities as, or on behalf of, an Arranger of this Amendment.

17. APPLICABLE LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

18. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

19. Effectiveness. Subject to Section 11 of this Amendment, this Amendment shall become effective when it shall have been executed by the Administrative Agent and there shall have been delivered to the Administrative Agent counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

CHRYSLER GROUP LLC

By:	/s/ Kenneth D. Nilson
	Name:	Kenneth D. Nilson
	Title:	Acting Treasurer

CITIBANK, N.A., as Administrative Agent and a Lender

By:	/s/ Matthew S. Burke
	Name:	Matthew S. Burke
	Title:	Vice President

CITIBANK, N.A., as Collateral Agent

By:	/s/ Miriam Molina
Name: Miriam Molina
Title: Vice President

CITIBANK, N.A., as an Issuing Bank

By:	/s/ Matthew S. Burke
Name: Matthew S. Burke
Title: Vice President